UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	27-1055421

(State of incorporation or organization)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

7.875% Series A Cumulative Redeemable Preferred Shares of	New York Stock Exchange
Beneficial Interest, $0.01 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): File No. 333-171469
Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value, contained under the caption “Description of Shares of Beneficial Interest” is set forth in the Registrant’s Registration Statement on Form S-3 (File No. 333-171469), as declared effective by the Securities and Exchange Commission on January 11, 2011, and under the heading “Description of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement thereto, dated March 8, 2011 and filed pursuant to Rule 424(b) on March 9, 2011, is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
No.	Description

3.1	Declaration of Trust, as amended and supplemented, of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

3.2†	Articles Supplementary to the Declaration of Trust of the Registrant designating the 7.875% Series A Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

†	Filed herewith

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEBBLEBROOK HOTEL TRUST

Date: March 9, 2011	By:	/s/ Jon E. Bortz

	Name:	Jon E. Bortz
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Declaration of Trust, as amended and supplemented, of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

3.2†	Articles Supplementary to the Declaration of Trust of the Registrant designating the 7.875% Series A Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

†	Filed herewith

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